Exhibit 99.1

Verastem Oncology Announces Promotion of Dan Paterson to Chief Executive Officer

July 11, 2023 at 7:00 AM EDT

Brian Stuglik to Retire from CEO Role; Continue to Serve on Company’s Board of Directors

BOSTON--(BUSINESS WIRE)--Jul. 11, 2023-- Verastem Oncology (Nasdaq: VSTM) (the “Company”), a biopharmaceutical company committed to advancing new medicines for patients with cancer, announced today that Dan Paterson, President and Chief Operating Officer, has been promoted to President and Chief Executive Officer (CEO). Brian Stuglik will retire from the CEO role and remain a member of the Board of Directors. These changes will be effective August 1, 2023, allowing for a smooth leadership transition.

“On behalf of the Board of Directors, I would like to thank Brian for his leadership during which the Company emerged as a recognized innovator in the development of RAS pathway treatments,” stated Michael Kauffman, Chairman of the Board of Directors. “As part of the Board’s succession planning for Brian’s retirement, we recognized Dan’s extensive biopharmaceutical leadership experience, his significant role in the progress of the Company and his vision for the future. We are pleased to announce this well-deserved promotion to Chief Executive Officer.”

Dan Paterson joined Verastem Oncology in 2011 and has served as Chief Operating Officer since 2014 and President since 2019. He has more than 30 years of experience at healthcare and biotechnology companies. At Verastem Oncology, he spearheaded the acquisition of lead compound avutometinib and strategic direction to accelerate the program’s advancement. The combination of avutometinib and defactinib received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (FDA) for recurrent low-grade serous ovarian cancer (LGSOC) and is in late-stage development.

“I am energized to build on the accomplishments we have made as a management team and to lead Verastem Oncology forward in establishing avutometinib as a backbone therapy for RAS pathway-driven tumors,” said Dan Paterson. “As we are dedicated to bringing new oncology treatments to patients with high unmet medical need, our ability to deliver on that purpose will continue to be what’s most important at Verastem Oncology. Having worked closely with Brian and the Board of Directors, I look forward to continuing our collaboration as we prepare for potential commercialization in LGSOC. I am proud to work with our dedicated team to ensure progress is made as quickly and effectively as possible.”

Brian Stuglik has been the CEO of Verastem Oncology since 2019 and a member of the Board of Directors since 2017. He has been instrumental in the transformation of the organization to become a leader in the development of RAS-pathway treatments with a strong pipeline and financial position. As part of his role on the Board, he will also now be leading the Commercialization Committee.

“It's been a privilege to lead Verastem Oncology alongside the experienced management team in setting the foundation to be a leader in the treatment of RAS pathway cancers. I look forward to continuing to support the Company’s future success as a member of its Board of Directors,” said Brian Stuglik, CEO of Verastem Oncology. “As the Company moves toward the first potential FDA approval of a therapy for LGSOC and further advances its pipeline, Dan’s experience and leadership will be instrumental in delivering on the next phase of Verastem Oncology’s trajectory.”

About Avutometinib (VS-6766)

Avutometinib is a RAF/MEK clamp that induces inactive complexes of MEK with ARAF, BRAF and CRAF potentially creating a more complete and durable anti-tumor response through maximal RAS pathway inhibition. Avutometinib is currently in late-stage development.

In contrast to other MEK inhibitors, avutometinib blocks both MEK kinase activity and the ability of RAF to phosphorylate MEK. This unique mechanism allows avutometinib to block MEK signaling without the compensatory activation of MEK that appears to limit the efficacy of other inhibitors. The U.S. Food and Drug Administration granted Breakthrough Therapy designation for the combination of Verastem Oncology’s investigational RAF/MEK clamp avutometinib, with defactinib, its FAK inhibitor, for the treatment of all patients with recurrent low-grade serous ovarian cancer (LGSOC) regardless of KRAS status after one or more prior lines of therapy, including platinum-based chemotherapy.

Verastem Oncology is currently conducting clinical trials with its RAF/MEK clamp avutometinib in RAS pathway-driven tumors as part of its (Raf And Mek Program). RAMP 201 is a registration-directed trial of avutometinib alone and in combination with defactinib in patients with recurrent LGSOC. Verastem Oncology has established clinical collaborations with Amgen and Mirati to evaluate LUMAKRAS™ (sotorasib) and KRAZATI™ (adagrasib) in combination with avutometinib in KRAS G12C mutant NSCLC as part of the RAMP 203 and RAMP 204 trials, respectively. Supported by the “Therapeutic Accelerator Award” Verastem Oncology received from PanCAN, the Company is conducting RAMP 205, a Phase 1b/2 clinical trial evaluating avutometinib and defactinib with gemcitabine/nab-paclitaxel in patients with front-line metastatic pancreatic cancer.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) is a development-stage biopharmaceutical company committed to the development and commercialization of new medicines to improve the lives of patients diagnosed with cancer. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including RAF/MEK inhibition and focal adhesion kinase (FAK) inhibition. For more information, please visit www.verastem.com.

Forward-Looking Statements Notice

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, including statements related to the potential clinical value of various of its clinical trials. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and  uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in the development and potential commercialization of our product candidates, including avutometinib in combination with other compounds, including defactinib, LUMAKRASTM and others; the occurrence of adverse safety events and/or unexpected concerns that may arise from additional data or analysis or result in unmanageable safety profiles as compared to their levels of efficacy; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding trial design, labeling and other matters that could affect the timing, availability or commercial potential of our product candidates; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; that third-party payors (including government agencies) may not reimburse; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that our product candidates will experience manufacturing or supply interruptions or failures; that we will be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned, including as a result of conducting additional studies; that we or Chugai Pharmaceutical Co., Ltd. will fail to fully perform under the avutometinib license agreement; that we or our other collaboration partners may fail to perform under our collaboration agreements; that we may not have sufficient cash to fund our contemplated operations; that we may be unable to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that Secura Bio, Inc. will achieve the milestones that result in payments to us under our asset purchase agreement with Secura Bio, Inc.; that we will be unable to execute on our partnering strategies for avutometinib in combination with other compounds; that we will not pursue or submit regulatory filings for our product candidates; and that our product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (SEC) on March 14, 2023 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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Investors:

Dan Calkins

Investor Relations

+1 781-469-1694

dcalkins@verastem.com

Nate LiaBraaten

+1 212-600-1902

nate@argotpartners.com

Media:

Lisa Buffington

Corporate Communications

+1 781-292-4205

lbuffington@verastem.com

Source: Verastem Oncology